SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 30, 2010

SINGLE TOUCH SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Delaware	33-73004	13-4122844

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2235 Encinitas Blvd, Suite 210
Encinitas, California		92024

(Address of principal executive offices)		(Zip Code)

(760) 438-0100

(Registrant’s telephone number, including area code)

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets Item 3.02 Unregistered Sales of Equity Securities.

On June 30, 2010, the Company received notice of conversion of a portion of outstanding convertible note held by our President, Mr. Macaluso, The request was processed and approved in July and share issuance was requested as of the date of this report. The conversion pursuant to the note terms maturing in July 2010 resulted in the issuance of 13,773,992 common shares for $1,101,919.32 in debt owed by the Company.

The Company also received notice of conversion of an outstanding convertible note held by a Company owned by our President, Mr. Macaluso. The request was processed and approved in July and share issuance was requested as of the date of this report. The conversion pursuant to the note terms maturing in July 2010 resulted in the issuance of 918,063 common shares for full payment of principal of $73,445 owed by the Company.

On July 7, 2010, the Company received notice of conversion of the remaining portion of an outstanding convertible note held by an individual. The request was processed and approved on July 9, 2010 and share issuance was requested as of the date of this report. The conversion pursuant to the note terms maturing in July 2010 resulted in the issuance of 15,219,904 common shares for full payment of the remaining principal of $1,217,592.32 owed by the Company.

All sales were issued as exempted transactions under Section 4(2) of the Securities Act of 1933 and are subject to Rule 144 of the Securities Act of 1933. The recipient(s) of our securities took them for investment purposes without a view to distribution. Furthermore, they had access to information concerning our Company and our business prospects; there was no general solicitation or advertising for the purchase of our securities; and the securities are restricted pursuant to Rule 144.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINGLE TOUCH SYSTEMS INC.

By: \s\ Anthony Macaluso Name: Anthony Macaluso Title: President
Dated: July 12, 2010